EXHIBIT 99.1

INTER-TEL ANNOUNCES 2007 SECOND QUARTER RESULTS

NET SALES OF $114.4 MILLION FOR THE QUARTER

GAAP EPS of $0.11 per share and Pro-forma Non-GAAP EPS of $0.21 per share for the Quarter

Tempe, Arizona... July 23, 2007... Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced operating results for the second quarter and six months ended June 30, 2007, in line with the Company’s preliminary net sales results announced on July 6, 2007. Net sales for the quarter ended June 30, 2007 decreased 1.3% to $114.4 million compared to net sales of $115.9 million for the corresponding period in 2006. Net sales for the six months ended June 30, 2007 increased 0.5% to $223.9 million compared to net sales of $222.8 million for the corresponding period in 2006.

For the quarter ended June 30, 2007, Inter-Tel reported GAAP net income of $3.0 million ($0.11 per diluted share), including the pre-tax impact of $0.9 million ($0.9 million after taxes) in non-cash stock-based compensation expenses in connection with the Company’s adoption of SFAS 123R (“SFAS 123R expenses”), as well as $3.1 million in additional pre-tax costs ($1.9 million after taxes) associated with the Mitel merger, the proxy contest, and related ongoing expenses incurred in response to actions initiated by Steven G. Mihaylo (the Company’s former Chief Executive Officer and current board member) (collectively, “merger, proxy contest, and related costs”). This compares to GAAP net income for the corresponding period in 2006 of $4.8 million ($0.18 per diluted share), including the pre-tax impact of $1.1 million ($0.9 million after taxes) in non-cash SFAS 123R expenses, as well as $2.1 million in additional pre-tax costs ($1.3 million after taxes) associated with the 2006 proxy contest and related costs incurred in connection with the Company’s response to the unsolicited efforts of Mr. Mihaylo.

For the six months ended June 30, 2007, Inter-Tel reported GAAP net income of $5.6 million ($0.20 per diluted share), including the pre-tax impact of $2.0 million ($1.9 million after taxes) of SFAS 123R expenses, as well as $3.7 million in pre-tax merger, proxy contest, and related costs ($2.2 million after taxes). This compares to GAAP net income of $8.0 million ($0.29 per diluted share), including the pre-tax impact of $2.1 million ($1.7 million after taxes) of SFAS 123R expenses, as well as $2.5 million in pre-tax costs associated with the 2006 proxy contest and related costs, and $1.3 million in pre-tax legal settlement costs for the six months ended June 30, 2006.

For the quarter ended June 30, 2007, Inter-Tel reported non-GAAP pro forma net income, excluding the impact of SFAS 123R expenses and additional costs associated with the proxy contest, merger and related costs, each as discussed in further detail below, of $5.8 million ($0.21 per diluted share). This compared to non-GAAP pro forma net income of $7.0 million ($0.26 per diluted share) for the quarter ended June 30, 2006, excluding the impact of SFAS 123R expenses and additional costs associated with the 2006 proxy contest and related costs. Please refer to “Non-GAAP Disclosures” below for additional information and a reconciliation of GAAP to Non-GAAP disclosure.

For the six months ended June 30, 2007, Inter-Tel reported non-GAAP pro forma net income, excluding the impact of SFAS 123R expenses, as well as additional costs associated with the proxy contest, merger and related costs, of $9.7 million ($0.35 per diluted share). This compares to the non-GAAP pro forma net income of $12.0 million ($0.44 per diluted share) for the six months ended June 30, 2006, excluding the impact of SFAS 123R expenses, costs associated with the 2006 proxy contest and related costs, and legal settlement costs as discussed in further detail below. Please refer to “Non-GAAP Disclosures” below for additional information and a reconciliation of GAAP to Non-GAAP disclosure.

“Thanks to the efforts of our dedicated associates and our sales channels, net sales decreased only 1.3% in the second quarter of 2007 compared to 2006, despite the highly competitive market and the distractions of the ongoing proxy contest and the merger process,” noted Norman Stout, Inter-Tel’s CEO. “Our gross profit declined to 48.3% during the second quarter from 49.0% in the same period in 2006, primarily attributable to the mix of products and services sold, the sale of relatively fewer larger line size systems (which traditionally have a higher software content) and some limited discounting of the Company’s prices, as well as a lower volume of transactions financed through Inter-Tel’s captive leasing company.”

Cash and Short-Term Investments. Inter-Tel’s cash and short-term investments balances totaled $206.9 million at June 30, 2007, an increase of $0.6 million compared to December 31, 2006 and an increase of $26.9 million compared to June 30, 2006. Cash and short-term investment balances increased during the six months ended June 30, 2007, despite the payment of $13.0 million in connection with the Lake earn-out pursuant to the acquisition of Lake in 2005. During the second quarter of 2007, Inter-Tel paid two monthly payments to third-party purchasers of our lease payment streams, compared to the typical three monthly payments during most periods, although four such payments were made during the first quarter of 2007. The timing of the month-end payments affects cash and short-term investment balances at the end of a reporting period and the Company has deferred payments of the monthly streams when such payments are not due and without penalty at the end of each reporting period. Accordingly, the cash and short-term investment balances at June 30, 2007 and December 31, 2006 were approximately $8.5 million and $8.6 million higher, respectively, than the balances would otherwise have been had Inter-Tel made the monthly payments during the last week of the periods ended June 30, 2007 and December 2006, respectively, as opposed to the first week of the subsequent quarters.

For the quarter ended June 30, 2007, days sales outstanding were approximately 37.1 days and inventory turns were 9.5 times.

Additional information regarding the Company’s operating results follows:

Net Sales. GAAP net sales decreased 1.3% to $114.4 million in the second quarter of 2007 compared to $115.9 million in the second quarter of 2006. Net sales declined in the Company’s direct sales offices (including lease financing), dealer and distribution sales, and national and government accounts during the quarter compared to the same period in 2006, offset in part by increases in our DataNet operations; local, long distance and network services divisions; and international operations.

Gross Profit and Gross Margin. GAAP gross profit decreased 2.7%, or $1.5 million, to $55.2 million in the second quarter of 2007 compared to $56.8 million in the second quarter of 2006. Lower net sales led to lower gross profit dollars achieved in 2007 relative to 2006. Inter-Tel’s gross profit decreased to 48.3% of net sales during the second quarter of 2007 compared to 49.0% during the second quarter of 2006, primarily attributable to the mix of products and services sold through the various Inter-Tel divisions, with a lower percentage of net sales recognized in the Company’s direct sales offices (including lease financing), which typically generate higher gross margins than most other divisions within Inter-Tel. We experienced lower volumes of transactions of systems financed through Inter-Tel’s captive leasing company, in particular through our direct sales offices due to the overall decline in system sales, especially the larger line size systems. In addition, a higher relative percentage of net sales was recognized in the Company’s local, long distance and network services divisions, DataNet operations, and international dealer operations, which typically generate lower gross margins than other divisions within the Company’s principal operating segment. We also sold relatively fewer larger line size systems, with traditionally higher software content, in part due to the introduction of and transition to new products, as well as competitive pressures. Accordingly, our gross margin percentage was unfavorably impacted by these trends. Non-GAAP gross profit, excluding the impact of expenses associated with SFAS 123R expenses, decreased 2.6%, or $1.5 million, in the quarter ended June 30, 2007 compared to the corresponding period in 2006.

In the six months ended June 30, 2007, GAAP gross profit decreased 1.3%, or $1.4 million, to $108.6 million compared to $110.0 million in the first six months of 2006. Non-GAAP gross profit, excluding the impact of expenses associated with SFAS 123R expenses, decreased by a relative percentage of 1.3% in the six months ended June 30, 2007 compared to 2006.

Research and Development (R&D). Research and development expenses decreased $0.4 million, or 4.7%, in the second quarter of 2007 compared to the second quarter of 2006. Non-GAAP research and development costs, excluding the impact of expenses associated with SFAS 123R expenses, decreased 4.1%, or $0.3 million in the quarter ended June 30, 2007 compared to the corresponding period in 2006. The Non-GAAP pro forma decrease in R&D spending during the second quarter of 2007 compared to 2006 was principally the result of a lower number of R&D engineers, offset in part by increased costs incurred in connection with specific project costs, and repair and supply costs associated with a localized fire in our primary R&D facility.

In the six months ended June 30, 2007, GAAP R&D expenses decreased 2.8% to $16.6 million compared to $17.1 million in the first six months of 2006. Non-GAAP R&D expenses, which exclude SFAS 123R expenses, decreased 2.8%, or $0.5 million, in the six months ended June 30, 2007 compared to the corresponding period in 2006.

Selling, General and Administrative (SG&A). GAAP SG&A increased 7.4% to $43.2 million in the second quarter of 2007 compared to $40.2 million in the second quarter of 2006. The increase was attributable in part to higher costs associated with the proxy contest, merger and related expenses, and higher SFAS 123R expenses. The increase was also attributable to higher compensation costs and increased bad debt expenses. The increased compensation costs were primarily the result of a higher number of SG&A personnel, including a higher number of personnel in sales and marketing relative to 2006, and higher bad debt expenses. GAAP SG&A increased to 37.7% of net sales in the second quarter of 2007 compared to 34.7% of net sales in the second quarter of 2006, in part due to the reasons identified above, as well as lower leverage achieved on fixed costs based on the lower relative net sales volume in 2007 compared to 2006. Non-GAAP SG&A expenses, which exclude SFAS 123R expenses as well as costs associated with the proxy contest, merger and related costs, increased 5.7% in the quarter ended June 30, 2007 compared to SG&A costs in the second quarter of 2006.

In the six months ended June 30, 2007, GAAP SG&A expenses increased 6.3% to $85.1 million compared to $80.0 million in the first six months of 2006. Non-GAAP SG&A expenses, which exclude SFAS 123R expenses as well as costs associated with the proxy contest, merger and related costs, and 2006 legal settlement and related costs (refer to the information below for additional information), increased 7.1% in the six months ended June 30, 2007 compared to SG&A in the first six months of 2006. Refer to “Non-GAAP Disclosures” below for additional information and a reconciliation of GAAP to Non-GAAP disclosure.

Amortization. Amortization decreased 6.2% to $1.1 million in the second quarter of 2007, compared to $1.2 million in the second quarter of 2006, which was primarily the result of the full amortization of certain previously purchased intangibles. Amortization decreased 3.8% to $2.2 million in the six months ended June 30, 2007, compared to $2.3 million in the corresponding period in 2006, also as a result of the full amortization of certain previously purchased intangibles.

Non-GAAP Disclosures

Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in this release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the Company’s operating results in addition to the GAAP disclosure. These non-GAAP financial measures and condensed consolidated statements of operations are provided to enhance overall understanding of the Company’s current financial performance and how management views the Company’s operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. These non-GAAP disclosures and management’s rationale for providing them are as follows:

Proxy Contest, Merger and Related Costs. The Company has incurred costs associated with the proxy contest, Mitel merger and related expenses resulting from the actions initiated by Steven G. Mihaylo in connection with Mr. Mihaylo’s proxy contest activities urging stockholders to vote against the Company’s merger with Mitel. During 2006 and 2007, we have incurred and continue to incur extensive professional fees, investment banking advisory services, legal and litigation expenses, director fees and payments to directors in lieu of stock options (see below), proxy solicitation costs, and related costs in connection therewith in response to these actions by Mr. Mihaylo and his affiliated parties (collectively, “proxy contest, merger and related costs” and “2006 proxy contest and related costs”).

Pre-tax proxy contest, merger and related costs totaling approximately $3.1 million were recorded as period costs relating to these matters during the quarter ended June 30, 2007. Pre-tax proxy contest and related costs totaling approximately $2.1 million were recorded as period costs relating to these matters during the quarter ended June 30, 2006. During 2006, the Company made cash payments to directors during the second quarter in lieu of option grants, due to a shortfall in stock options available under the 1990 Director Stock Option Plan. The amount of such payments was based on a Black-Scholes valuation model utilized to compute the shortfall. The shortfall was primarily created as a result of the addition of three new members to the board of directors in connection with the settlement of the proxy contest threatened by Mr. Mihaylo in

2006. Cash payments totaled approximately $294,000, which is included in the $2.1 million total noted above, and payments were distributed ratably to the ten non-employee directors during the second quarter of 2006. Given the significance and non-recurring nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results herein.

Legal Settlement and Related Costs incurred during 2006. Subsequent to December 31, 2005, the Company settled a legal matter that existed as of December 31, 2005. The Company recorded an accrual for the settlement amount and related fourth quarter legal fees as of December 31, 2005. The settlement plus costs and related fourth quarter legal fees totaled $1.6 million. Additional legal fees and costs totaling approximately $1.3 million were also recorded as period costs relating to this matter during the quarter ended March 31, 2006. Such period costs included attorney’s fees and expenses related to the settlement that were recorded in the fourth quarter of 2005. Given the significance and nonrecurring nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results herein.

SFAS 123R Expenses. The reported GAAP Net Income for the quarter ended June 30, 2007 includes expenses related to the expensing of stock options and ESPP discounted stock purchases in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R “Share Based Payments,” which the Company adopted on January 1, 2006. The guidance on the impact of adopting SFAS No. 123R presumes that all unvested options and ESPP discounted stock purchases are equity awards and are accounted for based on the guidance provided in the FASB staff position SFAS 123R-d. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of the Company’s operating results herein. SFAS 123R pre-tax costs totaled $0.9 million and $2.1 million, in the quarter and six months ended June 30, 2007, respectively, as noted in the table below. SFAS 123R pre-tax costs totaled $1.1 million and $2.1 million, in the quarter and six months ended June 30, 2006, respectively, also as noted in the table below.

The following tables reconcile the financial statements on a GAAP basis for the quarter and six months ended June 30, 2007 to the non-GAAP pro forma financial measures, which exclude the effects of (1) the proxy contest, merger and related costs during 2007, (2) the 2006 proxy contest and related costs, (3) the impact of legal costs incurred during 2006 in connection with a legal settlement recorded in the quarter ended December 31, 2005, and (4) SFAS 123R expenses, each as discussed above:

	Three Months Ended June 30, 2007
(in thousands, except per share amounts and tax rates)	GAAP	Effect of SFAS 123R costs	Effect of Proxy Contest, Merger and Related Costs	Non-GAAP/ Pro forma
Net Sales	$114,411	$—	$—	$114,411
Gross profit	55,240	(78)	—	55,318
Research and development	8,388	218	—	8,170
Selling, general and administrative	43,157	621	3,094	39,442
Amortization of purchased intangible assets	1,112	—	—	1,112
Operating income (loss)	2,583	(917)	(3,094)	6,594
Income (loss) before income taxes	4,486	(917)	(3,094)	8,497
Income taxes	1,497	(14)	(1,197)	2,708
Net income (loss)	$2,989	$(903)	$(1,897)	$5,789
Net income (loss) per share – basic	$0.11	$(0.03)	$(0.07)	$0.21
Net income (loss) per share – diluted	$0.11	$(0.03)	$(0.07)	$0.21
Effective tax rate	33.4%	1.5%	38.7%	31.9%

	Three Months Ended June 30, 2006
(in thousands, except per share amounts and tax rates)	GAAP	Effect of SFAS 123R costs	Effect of Proxy Contest and Related Costs	Non-GAAP/ Pro forma
Net Sales	$115,925	$—	$—	$115,925
Gross profit	56,762	(50)	—	56,812
Research and development	8,799	282	—	8,517
Selling, general and administrative	40,179	752	2,098	37,329
Amortization of purchased intangible assets	1,185	—	—	1,185
Operating income (loss)	6,599	(1,084)	(2,098)	9,781
Income (loss) before income taxes	7,769	(1,084)	(2,098)	10,951
Income taxes	2,984	(198)	(812)	3,994
Net income (loss)	$4,785	$(886)	$(1,286)	$6,957
Net income (loss) per share – basic	$0.18	$(0.03)	$(0.05)	$0.26
Net income (loss) per share – diluted	$0.18	$(0.03)	$(0.05)	$0.26
Effective tax rate	38.4%	18.3%	38.7%	36.5%

	Six Months Ended June 30, 2007
(in thousands, except per share amounts and tax rates)	GAAP	Effect of SFAS 123R costs	Effect of Proxy Contest, Merger and Related Costs	Non-GAAP/ Pro forma
Net Sales	$223,876	$—	$—	$223,876
Gross profit	108,630	(139)	—	108,769
Research and development	16,632	552	—	16,080
Selling, general and administrative	85,076	1,323	3,661	80,092
Amortization of purchased intangible assets	2,227	—	—	2,227
Operating income (loss)	4,695	(2,014)	(3,661)	10,370
Income (loss) before income taxes	8,438	(2,014)	(3,661)	14,113
Income taxes	2,821	(155)	(1,417)	4,393
Net income (loss)	$5,617	$(1,859)	$(2,244)	$9,720
Net income (loss) per share – basic	$0.21	$(0.07)	$(0.08)	$0.36
Net income (loss) per share – diluted	$0.20	$(0.07)	$(0.08)	$0.35
Effective tax rate	33.4	7.7%	38.7%	31.1%

	Six Months Ended June 30, 2006
(in thousands, except per share amounts and tax rates)	GAAP	Effect of SFAS 123R costs	Effect of Proxy Contest and Related Costs	Effect of legal costs related to settlement recorded in the 4th quarter of 2005	Non-GAAP/ Pro forma
Net Sales	$222,848	$—	$—	$—	$222,848
Gross profit	110,041	(122)	—	—	110,163
Research and development	17,106	571	—	—	16,535
Selling, general and administrative	80,011	1,441	2,464	1,311	74,795
Amortization of purchased intangible assets	2,316	—	—	—	2,316
Operating income (loss)	10,607	(2,134)	(2,464)	(1,311)	16,516
Income (loss) before income taxes	13,032	(2,134)	(2,464)	(1,311)	18,941
Income taxes	5,045	(447)	(954)	(507)	6,953
Net income (loss)	$7,987	$(1,687)	$(1,510)	$(804)	$11,988
Net income (loss) per share – basic	$0.30	$(0.06)	$(0.06)	$(0.03)	$0.45
Net income (loss) per share – diluted	$0.29	$(0.06)	$(0.06)	$(0.03)	$0.44
Effective tax rate	38.7%	20.9%	38.7%	38.7%	36.7%

Conference call. You may access the Company’s quarterly earnings results conference call, which is scheduled for July 23, 2007 at 5:30 p.m. (ET) via the Internet at http://www.inter-tel.com. Select “News & Events” from the top navigation bar. A link to the webcast will be displayed within the “News & Events” section. A replay of the conference call will be available on the Internet until July 23, 2008 at 11:59 p.m. (ET).

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the distractions of the ongoing proxy contest and Mitel merger, costs incurred for the proxy contest, merger and related expenses, the product and channel mixes of our sales in future periods and the effect of such mixes on our operating results, and the prospects of the benefits of selling larger line size systems. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to the risk that Inter-Tel’s actual compliance costs and expenses may be different from those anticipated; the actions, if any, of Mr. Mihaylo in accordance with his stated intentions or otherwise; timely and successful hiring and retention of employees, dependence on new product development; market acceptance of new and existing products, software and services; retention of existing dealers and customers; industry, competitive and technological changes; general market and economic conditions; the composition, product and channel mixes, timing and size of orders from and shipments to major customers; price and product competition; availability of inventory from vendors and suppliers; and product defects. For a further list and description of such risks and uncertainties, please see the Company’s previously filed SEC reports, including the Company’s Annual Report on Form 10-K filed March 15, 2007, Form 10-K/A filed April 30, 2007, Form 10-Q filed on May 10, 2007 and Current Reports on Form 8-K. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL—news) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

INTER-TEL (DELAWARE), INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Pro Forma Q2 2007 Excluding FAS 123R, Merger & Proxy Related	Pro Forma 2007 Merger & Proxy Related	Pro Forma 2007 FAS 123R
(in thousands, except per share amounts)	2007	2006
	GAAP	GAAP	Non-GAAP	Non-GAAP	Non-GAAP
NET SALES
Telecommunications systems, software and related	$98,429	$100,921	$98,429
Resale of local and long distance	15,982	15,004	15,982	—	—

Total net sales	114,411	115,925	114,411	—	—
Cost of sales
Telecommunications systems, software and related	48,616	49,628	48,538		78
Resale of local and long distance	10,555	9,535	10,555	—	—

Total cost of sales	59,171	59,163	59,093	—	78

GROSS PROFIT	55,240	56,762	55,318	—	(78)

Research & development	8,388	8,799	8,170		218
Selling, general and administrative	40,063	38,081	39,442		621
Amortization of purchased intangible assets	1,112	1,185	1,112
Proxy contest, merger and related costs	3,094	2,087	—	3,094
Legal judgment and settlement	—	11	—

	52,657	50,163	48,724	3,094	839

OPERATING INCOME	2,583	6,599	6,594	(3,094)	(917)
Interest and other, net	2,027	1,528	2,027	—	—
Foreign currency transaction gains (losses)	(124)	(358)	(124)	—	—
			—	—	—

INCOME BEFORE INCOME TAXES	4,486	7,769	8,497	(3,094)	(917)
INCOME TAXES	1,497	2,984	2,708	(1,197)	(14)

NET INCOME	$2,989	$4,785	$5,789	$(1,897)	$(903)

NET INCOME PER SHARE—BASIC	$0.11	$0.18	$0.21	$(0.07)	$(0.03)

NET INCOME PER SHARE—DILUTED	$0.11	$0.18	$0.21	$(0.07)	$(0.03)

DIVIDENDS PER SHARE	$—	$0.08	$—	$—	$—

Average number of common shares outstanding — Basic	27,166	26,534	27,166	27,166	27,166

Average number of common shares outstanding — Diluted	27,910	27,227	27,910	27,166	27,166

Effective tax rate	33.4%	38.4%	31.9%	38.7%	1.5%

INTER-TEL (DELAWARE), INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30		Pro Forma YTD 2007, excluding FAS 123R, Merger & Proxy Related	Pro Forma 2007 Merger & Proxy Related	Pro Forma 2007 FAS 123R
(in thousands, except per share amounts)	2007	2006
	GAAP	GAAP	Non-GAAP	Non-GAAP	Non-GAAP
NET SALES
Telecommunications systems, software and related	$192,295	$193,164	$192,295	$—	$—
Resale of local and long distance	31,581	29,684	31,581	—	—

Total net sales	223,876	222,848	223,876	—	—
Cost of sales
Telecommunications systems, software and related	94,562	94,111	94,423		139
Resale of local and long distance	20,684	18,697	20,684	—	—

Total cost of sales	115,246	112,808	115,107	—	139

GROSS PROFIT	108,630	110,040	108,769	—	(139)

Research & development	16,632	17,106	16,080		552
Selling, general and administrative	81,415	76,236	80,092		1,323
Amortization of purchased intangible assets	2,227	2,316	2,227
Proxy contest, merger and related costs	3,661	2,464	—	3,661
Legal judgment and settlement	—	1,311	—

	103,935	99,433	98,399	3,661	1,875

OPERATING INCOME	4,695	10,607	10,370	(3,661)	(2,014)
Interest and other, net	3,849	2,787	3,849	—	—
Foreign currency transaction gains (losses)	(106)	(362)	(106)	—	—

INCOME BEFORE INCOME TAXES	8,438	13,032	14,113	(3,661)	(2,014)
INCOME TAXES	2,821	5,045	4,393	(1,417)	(155)

NET INCOME	$5,617	$7,987	$9,720	$(2,244)	$(1,859)

NET INCOME PER SHARE—BASIC	$0.21	$0.30	0.36	(0.08)	(0.07)

NET INCOME PER SHARE—DILUTED	$0.20	$0.29	0.35	(0.08)	(0.07)

DIVIDENDS PER SHARE	$0.08	$0.16	$0.08	$0.08	$0.08

Average number of common shares outstanding — Basic	27,055	26,421	27,055	27,055	27,055

Average number of common shares outstanding — Diluted	27,762	27,103	27,762	27,055	27,055

Effective tax rate	33.4%	38.7%	31.1%	38.7%	7.7%

OTHER SELECTED FINANCIAL DATA

(in millions, except DSO and Inventory turn amounts)	June 30, 2007	December 31, 2006
Cash and short-term investments	$206.9	$206.3
Accounts receivable—net	47.2	49.0
Inventory	24.1	25.3
Net investment in sales-leases (current)	19.8	19.6
Net investment in sales-leases (long-term)	33.2	31.1
DSO (based on 90 days sales)	37.1	37.2
DSO (based on trailing 12 mo. sales)	37.0	38.5
Inventory turns	9.5	10.1